Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) dated as of October 29, 2012, among Walter Energy, Inc., a Delaware corporation, Western Coal Corp., a corporation existing under the laws of the Canadian province of British Columbia, Walter Energy Canada Holdings, Inc., a corporation existing under the laws of the Canadian province of British Columbia (together with Walter Energy, Inc. and Western Coal Corp, collectively, the “Borrowers”), the Subsidiary Guarantors party hereto, the Lenders party hereto from time to time and Morgan Stanley Senior Funding, Inc., as Administrative Agent.  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrowers, the Lenders and Morgan Stanley Senior Funding, Inc., as Administrative Agent are parties to that certain Credit Agreement, dated as of April 1, 2011 (as amended by the First Amendment to Credit Agreement dated as of January 20, 2012, as further amended by the Second Amendment to Credit Agreement dated as of August 16, 2012, and as further amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Third Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.                                         Amendments and Modifications to Credit Agreement.

1.               The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby replaced in its entirety with the following:

““Applicable Margin” shall mean (I) prior to the Third Amendment Effective Date, with respect to the A Term Loans, B Term Loans, Revolving Loans and Swingline Loans, the applicable rates set forth in the definition of “Applicable Margin” without giving effect to the Third Amendment and (II) thereafter, a percentage per annum initially equal to:

(i)                                     in the case of A Term Loans maintained as (A) Base Rate Loans, 3.50%, and (B) LIBOR Loans, 4.50%;

(ii)                                  in the case of B Term Loans maintained as (A) Base Rate Loans, 3.75% and (B) LIBOR Loans, 4.75%;

(iii)                               in the case of Revolving Loans maintained as (A) Base Rate Loans, 3.50% (B) LIBOR Loans, 4.50%, (C) Canadian Prime Rate Loans, 3.50% and (D) Canadian CDOR Rate Loans, 4.50%; and

(iv)                              in the case of Swingline Loans, maintained as (A) Base Rate Loans, 3.50% and (B) Canadian Prime Rate Loans, 4.50%.

From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for any Tranche of Loans than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Tranches of Loans (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Total Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

Total Leverage Ratio	B Term Loan LIBOR Margin	B Term Loan, Base Rate Margin	A Term Loan and Revolving Loan LIBOR Margin	A Term Loan, Revolving Loan and Swingline Loan Base Rate Margin	Revolving Loan CDOR Rate Margin	Revolving Loan and Swingline Loan Canadian Prime Rate Margin

Greater than 4.50 to 1.00	4.75%	3.75%	4.50%	3.50%	4.50%	3.50%
Greater than 3.75 to 1.00 but less than or equal to 4.50 to 1.00	4.75%	3.75%	4.25%	3.25%	4.25%	3.25%
Greater than 3.00 to 1.00 but less than or equal to 3.75 to 1.00	4.75%	3.75%	4.00%	3.00%	4.00%	3.00%
Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	4.75%	3.75%	3.75%	2.75%	3.75%	2.75%
Less than or equal to 2.50 to 1.00	4.75%	3.75%	3.50%	2.50%	3.50%	2.50%

The Total Leverage Ratio used in a determination of Adjustable Applicable Margins shall be determined based on the delivery of a certificate of the U.S. Borrower (each, a “Quarterly Pricing Certificate”) by an Authorized Officer of the U.S. Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any Fiscal Quarter of the U.S. Borrower, and within 90 days of the last day of the Fiscal Year which certificate shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date.  The Adjustable Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the date on which the next certificate is delivered to the Administrative Agent (such date, the “End Date”).  Notwithstanding anything to the contrary contained above in this definition, the Adjustable Applicable Margins shall be the highest adjustable applicable margins set forth in the chart above for the respective Tranche (x) at all times during which there shall exist any Event of Default and (y) at all times prior to the date of delivery of the financial statements pursuant to Section 9.01(b) for the Fiscal Year of the U.S. Borrower ending December 31, 2012.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Total Leverage Ratio set forth in any Quarterly Pricing Certificate delivered for any period is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Total Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such Quarterly Pricing Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period pursuant to Sections 2.08(a) and (b) and 4.01(b) as a result of the miscalculation of the Total Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.08(a) or (b) or Section 4.01(b), as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section on the same basis as if the Total Leverage Ratio had been accurately set forth in such Quarterly Pricing

Certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.08(d), in accordance with the terms of this Agreement).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if the U.S. Borrower shall not have incurred Senior Unsecured Notes pursuant to Section 10.04(xxi) in an aggregate principal amount of at least $500,000,000 on or prior to the date occurring six months following the Third Amendment Effective Date, each Applicable Margin percentage set forth in this definition (including in clauses (i) through (iv) and the grid, in each case set forth above) shall be increased by 0.25%.”

2.               The definition of “Permitted Acquisition” appearing in Section 1.01 of the Credit Agreement is hereby amended by replacing clause (F) appearing therein with the following: “(F) calculations are made by the U.S. Borrower with respect to a Total Leverage Ratio and Senior Secured Leverage Ratio (as applicable), for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show (i) a Total Leverage Ratio that is less than or equal to 4.50 to 1.00 and (ii) compliance with the financial covenant set forth in Section 10.08.”.

3.               The definition of “Permitted Unsecured Notes” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “one year” appearing therein and inserting the text “six months” in lieu thereof.

4.               The definition of “Test Period” appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the text “, Senior Secured Leverage Ratio” immediately after the text “Total Leverage Ratio” appearing in the definition of “Test Period” and (ii) inserting the text “, “Senior Secured Leverage Ratio” ” immediately after the text ““Total Leverage Ratio”” appearing in the definition of “Test Period”.

5.               Section 1.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

““Senior Secured Indebtedness” shall mean, on any date of determination, the aggregate principal amount of Indebtedness of the U.S. Borrower and its Subsidiaries outstanding on such date that is secured by a Lien on any asset of the U.S. Borrower and/or any of its Subsidiaries (including the Obligations, any Indebtedness incurred pursuant to Section 2.14 on or prior to such date and then outstanding and any Permitted Refinancing Indebtedness incurred pursuant to Section 10.04(i) on or prior to such date and then outstanding).”

“Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (x) the remainder of (A) Senior Secured Indebtedness of the U.S. Borrower and its Subsidiaries on such date less (B) Unrestricted cash and Cash Equivalents of the U.S. Borrower and each Subsidiary Guarantor on such date to (y) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (i) for purposes of any calculation of the Senior Secured Leverage Ratio pursuant to this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with clause (iii) of the definition of “Pro Forma Basis” contained herein and (ii) for purposes of any calculation of the Senior Secured Leverage Ratio pursuant to the definition of “Permitted Acquisition” only, Indebtedness shall be determined on a Pro Forma Basis in accordance with the requirements of the definition of “Pro Forma Basis” contained herein.”

“Senior Unsecured Notes” shall mean (a) any Indebtedness of the U.S. Borrower constituting senior unsecured notes, which may be guaranteed on an unsecured basis by one or more Subsidiary Guarantors, all of the terms and conditions of which (including, without limitation, with respect to interest rate, call protection, amortization, redemption provisions, maturities, covenants, defaults, remedies and guaranties) are on market terms for senior unsecured notes, as such Indebtedness may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof; provided, that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (i) no such Indebtedness shall be guaranteed by any Person other than a Subsidiary Guarantor, (ii) no such Indebtedness shall be subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default) or have a final maturity date, in either case prior to the date occurring six months following the latest of the A Term Loan Maturity Date, B Term Loan Maturity Date and Revolving Loan Maturity Date then in effect on the date of issuance thereof and (iii) the terms of such Indebtedness (including, without limitation, all covenants, defaults, guaranties and remedies, but excluding as to interest rate, call protection and redemption premium), taken as a whole, are no more restrictive (other than provisions of the Trust Indenture Act of 1939, as amended, which may be applicable to such Indebtedness) in any material respect than the terms applicable to the Borrowers and their Subsidiaries under this Agreement and the other Credit Documents, provided that a certificate of an Authorized Officer of the U.S. Borrower delivered to the Administrative Agent in good faith at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or the then most current drafts of the documentation relating thereto, certifying that the U.S. Borrower has determined in good faith that the terms and conditions of such Indebtedness satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, (b) any notes issued by the U.S. Borrower in exchange for, and as contemplated by, the terms of the Indebtedness described in clause (a) above and the related registration rights agreement with substantially identical terms (except as to transferability) as the Indebtedness described in clause (a) above; and (c) any refinancing, refunding, renewal or extension of any unsecured Indebtedness described in clause (a) or (b) above; provided that in connection with any such refinancing, refunding, renewal or extension, (x) the principal amount (or accreted value, as applicable) of any such Indebtedness is not increased above the principal amount (or accreted value, as applicable) thereof outstanding immediately prior to such refinancing, refunding, renewal or extension (plus accrued and unpaid interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses) and (y) such Indebtedness otherwise complies with the terms of clause (a) or (b) above, as applicable.”

“Senior Unsecured Notes Documents” shall mean, on and after the execution and delivery thereof, each note, instrument, indenture, agreement, guaranty and any other document relating to each incurrence of Senior Unsecured Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.”

“Third Amendment” shall mean that certain Third Amendment to this Agreement, dated as of October 29, 2012, by and among, the Borrowers, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.”

“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.”

6.               Section 5.02(c) of the Credit Agreement is hereby replaced in its entirety with the following:

“(c)                            In addition to any other mandatory repayments or commitment reductions pursuant to this Section 5.02, on each date on or after the Initial Borrowing Date upon which the U.S. Borrower or any of its Subsidiaries receives any cash proceeds from (x) any issuance or incurrence by the U.S. Borrower or any of its Subsidiaries of Indebtedness (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 10.04), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness and/or (y) any issuance or incurrence by the U.S. Borrower or any of its Subsidiaries of Indebtedness pursuant to Section 10.04(xxi), an amount equal to 50% of the Net Cash Proceeds of the respective incurrence of Indebtedness, in each case shall be applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 5.02(g) and (h).”

7.               Section 10.02(x) of the Credit Agreement is hereby amended by: (i) inserting the text “, or be dissolved, wound up or liquidated into,” immediately following the text “merged, amalgamated or consolidated with or into” appearing in each instance therein (ii) deleting the text “such merger, amalgamation or consolidation” appearing in all instances therein and inserting the text “such merger, amalgamation, consolidation, dissolution, wind-down or liquidation” in each instance in lieu thereof and (iii) deleting the text “such merger or consolidation” appearing in all instances therein and inserting the text “such merger, amalgamation, consolidation, dissolution, wind-down or liquidation” in each instance in lieu thereof.

8.               Section 10.04(i) of the Credit Agreement is hereby amended by deleting the text “(y)” appearing in the text “this clause (i)(y)” appearing therein.

9.               Section 10.04(vii) of the Credit Agreement is hereby replaced in its entirety with the following:

“(vii)                     additional Indebtedness of the U.S. Borrower and its Subsidiaries; provided that (v) such Indebtedness shall not be incurred prior to the date the U.S. Borrower has delivered the compliance certificate for the Fiscal Year of the U.S. Borrower ending December 31, 2012, as required pursuant to Section 9.01(e), (w) no Event of Default then exists or would result therefrom, (x) except in the case of Permitted Acquired Debt, the maturity date of such Indebtedness occurs after the B Term Loan Maturity Date, (y) after giving effect to the incurrence thereof, the Total Leverage Ratio calculated on a Pro Forma Basis for the Calculation Period most recently ended is less than or equal to 4.50 to 1.00 and (z) if the U.S. Borrower has not incurred Senior Unsecured Notes pursuant to Section 10.04(xxi) in an aggregate principal amount of at least $500,000,000, the U.S. Borrower is in compliance with the financial covenant set forth in Section 10.08 determined on a Pro Forma Basis as of the last day of the Calculation Period most recently ended;”

10.         Section 10.04(xviii) of the Credit Agreement is hereby replaced in its entirety with the following:

“(xviii)  so long as no Default or Event of Default then exists or would result therefrom, additional Indebtedness incurred by the U.S. Borrower and its Subsidiaries in an aggregate principal amount not to exceed the lesser of (x) $250,000,000 and (y) $1,000,000,000 minus the aggregate principal amount of Indebtedness incurred pursuant to Section 10.04(xxi), in each case at any one time outstanding, which Indebtedness shall be unsecured unless otherwise permitted under Section 10.01(xxi);”

11.         Section 10.04 of the Credit Agreement is hereby amended by (a) deleting the text “and” appearing at the end of clause (xix) thereof, (b) deleting the text “.” appearing immediately following clause (xx) thereof and inserting the text “; and” in lieu thereof and (c) inserting the following new clause (xxi):

“(xxi)                     Indebtedness of the U.S. Borrower or Subsidiary Guarantors represented by Senior Unsecured Notes, and unsecured guaranties thereof by the Subsidiary Guarantors, so long as (I) all such Indebtedness is incurred in accordance with the definition of Senior Unsecured Notes, (II) no Event of Default exists after giving effect to the incurrence of such Indebtedness, (III) the aggregate principal amount of all Indebtedness permitted pursuant to this clause (xxi) shall not exceed, when added to the aggregate principal amount of Indebtedness incurred pursuant to Section 10.04(xviii), $1,000,000,000 at any one time outstanding and (IV) the Borrower shall have furnished to the Administrative Agent a certificate from an Authorized Officer of the Borrower certifying as to compliance with the requirements of preceding clauses (I) through (III) and containing the calculations required by preceding clause (III).”

12.         Section 10.07 of the Credit Agreement is hereby replaced in its entirety with the following:

“10.07.            Interest Coverage Ratio.  The U.S. Borrower will not permit the Interest Expense Coverage Ratio for any Test Period ending on the last day of a Fiscal Quarter of the U.S. Borrower set forth below to be less than the ratio set forth opposite such Fiscal Quarter below (a) in Column A below or (b) if the U.S. Borrower incurs Senior Unsecured Notes pursuant to Section 10.04(xxi) in an aggregate principal amount of at least $500,000,000, in Column B below:

	Column A	Column B
Fiscal Quarter Ending	Ratio	Ratio
September 30, 2012	3.00:1.00	2.00:1.00
December 31, 2012	2.75:1.00	2.00:1.00
March 31, 2013	2.50:1.00	2.00:1.00
June 30, 2013	2.50:1.00	2.00:1.00
September 30, 2013	2.50:1.00	2.00:1.00
December 31, 2013	2.75:1.00	2.00:1.00
March 31, 2014	3.25:1.00	2.50:1.00
June 30, 2014 and each Fiscal Quarter ending thereafter	3.75:1.00	3.00:1.00

13.         Section 10.08 of the Credit Agreement is hereby replaced in its entirety with the following:

“10.08.            Total Leverage Ratio / Senior Secured Leverage Ratio.  (a)  The U.S. Borrower will not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such Fiscal Quarter below:

Fiscal Quarter Ending	Ratio

September 30, 2012	3.75:1.00
December 31, 2012	5.50:1.00
March 31, 2013	6.25:1.00
June 30, 2013	6.25:1.00
September 30, 2013	6.25:1.00
December 31, 2013	5.50:1.00
March 31, 2014	4.75:1.00
June 30, 2014	4.75:1.00
September 30, 2014	4.50:1.00
December 31, 2014	4.50:1.00

Fiscal Quarter Ending	Ratio

March 31, 2015	4.50:1.00
June 30, 2015	4.00:1.00
September 30, 2015	4.00:1.00
December 31, 2015 and each Fiscal Quarter ending thereafter	3.50:1.00

(b) Notwithstanding anything to the contrary in clause (a) above, if the U.S. Borrower incurs Senior Unsecured Notes pursuant to Section 10.04(xxi) in an aggregate principal amount of at least $500,000,000, (I) the Total Leverage Ratio covenant set forth in clause (a) above shall no longer be in effect and the U.S. Borrower shall not be required to comply therewith and (II) the U.S. Borrower will not permit the Senior Secured Leverage Ratio as of the last day of any Fiscal Quarter set forth below to be greater than the ratio set forth opposite such Fiscal Quarter below:

Fiscal Quarter Ending	Ratio
September 30, 2012	5.00:1.00
December 31, 2012	5.00:1.00
March 31, 2013	5.50:1.00
June 30, 2013	5.50:1.00
September 30, 2013	5.50:1.00
December 31, 2013	4.75:1.00
March 31, 2014	4.25:1.00
June 30, 2014	4.25:1.00
September 30, 2014	3.75:1.00
December 31, 2014	3.75:1.00
March 31, 2015	3.75:1.00
June 30, 2015	3.50:1.00
September 30, 2015	3.50:1.00
December 31, 2015 and each Fiscal Quarter ending thereafter	3.00:1.00

14.         Section 10.09 of the Credit Agreement is hereby amended by (a) deleting the text “and” appearing at the end of clause (viii) thereof, (b) deleting the text “.” appearing immediately following clause (ix) thereof and inserting the text “; and” in lieu thereof and (c) inserting the following new clause (x):

“(x) restrictions created by the Senior Unsecured Notes Documents.”

II.                         Miscellaneous Provisions.

1.               In order to induce the Lenders to enter into this Third Amendment, the Borrowers hereby represent and warrant that:

(a)                                  no Default or Event of Default exists as of the Third Amendment Effective Date (as defined below), both before and immediately after giving effect to this Third Amendment; and

(b)                                 all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Third Amendment

Effective Date, both before and after giving effect to this Third Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

2.               This Third Amendment is limited precisely as written and shall not be deemed to (i) be a waiver of or a consent to the modification of or deviation from any other term or condition of the Credit Agreement or the other Credit Documents or any of the other instruments or agreements referred to therein, or (ii) prejudice any right or rights which any of the Lenders or the Administrative Agent now have or may have in the future under or in connection with the Credit Agreement, the Credit Documents or any of the other instruments or agreements referred to therein.

3.               By executing and delivering a counterpart hereof, the Borrowers and each Subsidiary Guarantor hereby agrees that all Loans shall be guaranteed and secured pursuant to and in accordance with the terms and provisions of each of the U.S. Guaranty and Collateral Agreement and the Canadian Guaranty and Collateral Agreement and the other Security Documents in accordance with the terms and provisions thereof.

4.               This Third Amendment may be executed in any number of counterparts (including by way of facsimile or other electronic transmission) and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrowers and the Administrative Agent.

5.               THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

6.               This Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i)                                     no Default or Event of Default exists as of the Third Amendment Effective Date, both before and immediately after giving effect to this Third Amendment;

(ii)                                  all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date, both before and after giving effect to this Third Amendment, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date);

(iii)                               the Borrowers and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the

Americas, New York, NY 10036 Attention:  May Yip (facsimile number: 212-354-8113 / e-mail address: myip@whitecase.com); and

(iv)                              the Borrowers shall have paid to the Administrative Agent (or its applicable affiliate) all fees (other than the Amendment Fee (as defined below), which shall be paid in accordance with Section 7 below), costs and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent (or its applicable affiliate) to the extent then due.

7.               The Borrowers hereby agree that, so long as the Third Amendment Effective Date occurs, they shall pay to the Administrative Agent on behalf of each Lender which delivers to the Administrative Agent (or its counsel) an executed counterpart hereof by 12:00 Noon (New York City time) on October 26, 2012 (or, if later, on the Third Amendment Effective Date), a non-refundable cash fee (the “Amendment Fee”) in Dollars in an amount equal to 25 basis points (0.25%) of the sum of the aggregate principal amount of such Lender’s Term Loans and the Revolving Loan Commitment of such Lender outstanding or in effect, as applicable, as of the Third Amendment Effective Date.  The Amendment Fee shall be paid by the Borrowers to the Administrative Agent for distribution to the relevant Lenders not later than the Business Day following the Third Amendment Effective Date.

8.               This Third Amendment shall constitute a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.

9.               From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*      *      *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.

WALTER ENERGY, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer and Interim Treasurer

WESTERN COAL CORP.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

WALTER ENERGY CANADA HOLDINGS, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

0847918 B.C. LTD.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

PINE VALLEY COAL LTD.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

0541237 B.C. LTD.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

[Signature Page to Third Amendment to Walter Energy Credit Agreement]

WOLVERINE COAL LTD.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

BLUE CREEK SALES, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer

CLEARWATER ENERGY, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer

HAMER PROPERTIES, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

J.W. WALTER, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

J.W.I. HOLDINGS CORPORATION

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

[Signature Page to Third Amendment to Walter Energy Credit Agreement]

JIM WALTER RESOURCES, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer

LAND HOLDINGS CORPORATION

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

TAFT COAL SALES & ASSOCIATES, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer

TUSCALOOSA RESOURCES, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer

WALTER BLACK WARRIOR BASIN LLC

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer

WALTER COKE, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer

[Signature Page to Third Amendment to Walter Energy Credit Agreement]

WALTER EXPLORATION & PRODUCTION LLC

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer

WALTER LAND COMPANY

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Treasurer

WALTER MINERALS, INC.

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer

WALTER NATURAL GAS, LLC

By:	/s/ Michael Griffin
Name:	Michael Griffin
Title:	Assistant Treasurer

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and a Lender

By:	/s/ Stephen B. King
Name: Stephen B. King
Title: Vice President

[Lender Signature Pages Omitted]